SUBSIDIARIES OF THE COMPANY


EXHIBIT 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

					    Jurisdiction of
Subsidiary (1)                               Incorporation

WI Investments, Inc.                         Delaware

   Subsidiaries of WI Investments, Inc.

   Worthington Industries, Incorporated      Ohio

   Worthington Cylinder Corporation          Ohio
   Worthington Cylinders                     Ontario
   of Canada, Inc.(2)
   North American Cylinders, Inc. (2)        Alabama

   The Worthington Steel Company             Kentucky

   The Worthington Steel Company             Indiana

   The Worthington Steel Company             N. Carolina

   The Worthington Steel Company             Maryland

   The Worthington Steel Company             Michigan

   Worthington Steel of Michigan, Inc.       Michigan

   I. H. Schlezinger, Inc.                   Ohio

   Buckeye Steel Castings Company            Ohio
      B-I Sales, Inc. (3)                    Michigan
      Worthington Custom Plastics, Inc. (3)  Ohio
      Worthington Precision Metals, Inc. (4) Tennessee
      Buckeye Energy Company, Inc. (3)       Ohio
      Buckeye International Development,
       	 Inc. (3)                            Ohio
      GSI Engineering, Inc. (3)              Delaware

   The Worthington Steel Company             Pennsylvania
      NRM Trucking Co. (5)                   Delaware
      Worthington Ventures, Inc. (5)         Delaware

   Rapport Insurance, Ltd.                   Bermuda U.K.

Joint Ventures

   Worthington Specialty Processing (6)      Michigan
   London Industries, Inc. (7)               Ohio
   TWB Company (8)                           Michigan
   Worthington Armstrong Venture (9)         Delaware

	*   *   *   *   *

(1)     All subsidiaries are wholly-owned unless otherwise indicated.
	   Some insignificant or shell corporations are not listed.
(2)     Wholly-owned subsidiary of Worthington Cylinder Corporation
(3)     Wholly-owned subsidiary of Buckeye Steel Castings Company
(4)     Wholly-owned subsidiary of Worthington Custom Plastics, Inc.
(5)     Wholly-owned subsidiary of The Worthington Steel Company
	   (Pennsylvania)
(6)     Joint Venture with USX Corp.
(7)     Joint Venture with Nissen Chemical Industry Co., Ltd. and
	   Sumitomo Corporation of America
(8)     Joint Venture with Thyssen, Inc.
(9)     Joint Venture with Armstrong World Industries, Inc.